AMENDMENT TO THE AGREEMENT
                                       TO
                     PROVIDE MANAGEMENT, PROFESSIONAL AND
                                SUPPORT SERVICES

This Agreement, entered into this 1st day of January, 1996 amends the Agreement of June 15, 1995 between Grand Slam III, hereinafter referred to as GS III, an Indiana partnership with offices located at 401 Pennsylvania Parkway, Suite 390, Indianapolis, Indiana 46280, and Grand Slam Licensing, Inc., hereinafter referred to as GSL, an Indiana C Corporation, with offices located at 401 Pennsylvania Parkway, Suite 390, Indianapolis, Indiana 46280, for the provision of management, professional and support services.

                                 RECITALS

1. GS III and GSL entered into an Agreement on June 15, 1996 for GS III to provide management, professional and support services to GSL.

2. As the demands associated with the identification of licenses to seek, the acquisition of licenses, the negotiation of the terms of the licenses, continued development of the GSL sales network, product development and sales and marketing and other management and professional services have increased, GSL requires a management staff of its own.

                               AGREEMENT

NOW THEREFORE, in consideration of these recitals and of the mutual representations and covenants contained herein, the parties hereby agree to amend their original agreement as follows:

1.  SCOPE OF SERVICES:  The scope of services provided by GS III to
GSL shall be reduced to the provision of: sufficient space for GSL to design its logo and photo likeness collectible lapel pins, pin collector sets, key chains and similar memorabilia products to conduct the marketing and sales of its products; to provide office space for its management personnel and, to store a reasonable amount of inventory and materials supporting
GSL's operations; and, such management and professional services as not provided directly by GSL and as mutually agreed to by the parties.

2. COMPENSATION: The amount paid to GSIII by GSL shall be forthwith reduced to $10,000 per month, payable on the first day of each month, plus seven percent (7%) of the net revenues, calculated on revenues actually received during the previous month and payable by the fifteenth day of each month.

3. ALL OTHER TERMS AND CONDITIONS: All other terms and conditions of the original Agreement shall ermine in force as stated in that Agreement.

WHEREFORE, this Agreement has been executed as of the day and date first written above:

GRAND SLAM III                     GRAND SLAM LICENSING, INC.

by:___________________________     by:________________________
     Milton O. Thompson, Esq.           Charles A. Richmond
     General Partner                    Assistant Recording Secretary